UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2002

Commission File Number 333-82700

Compass Minerals Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	48-1135403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8300 College Blvd. Overland Park, KS 66210 (913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On July 11, 2002, Compass Minerals Group, Inc. (the “Company”) dismissed Ernst &Young LLP as its independent auditor. The decision to dismiss Ernst &Young LLP was approved by the Executive Committee of its Board of Directors.

     The reports of Ernst &Young LLP on the financial statements of the Company for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with the audits of the Company’s financial statements for the years ended December 31, 2000 and 2001 and through the interim period between December 31, 2001 and July 17, 2002, there have been no disagreements between the Company and Ernst &Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst &Young LLP would have caused Ernst &Young LLP to make reference thereto in their report on the financial statements for such years.

     The Company has requested that Ernst &Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 17, 2002, is filed as Exhibit 1 to this Form 8-K.

     The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of July 17, 2002. The Company’s Executive Committee of its Board of Directors approved the decision to change independent accountants. During the two most recent fiscal years and through July 17, 2002, the Company has not consulted with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of business acquired

None

(b)	Pro forma financial information

None

(c)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.	Letter of Ernst & Young LLP regarding change in certifying accountants dated July 17, 2002.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMPASS MINERALS GROUP, INC.

Date: July 17, 2002	/s/ Rodney L. Underdown

Rodney L. Underdown Chief Financial Officer